EX-99.h.2.iii

Execution Version

AMENDMENT NO. 3 TO AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of December 31, 2021 (“Effective Date”), by and between each investment company listed on Schedule A attached hereto (referred to herein, individually, as a “Fund” and collectively, as the “Funds”) and The Bank of New York Mellon (referred to herein as “BNYM”).

BACKGROUND:

A.	The Funds and BNYM are parties to an Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014 (the “Agreement”), as amended by Amendment No. 1 dated July 1, 2017 and Amendment No. 2 dated October 11, 2021, relating to BNYM’s provision of fund accounting, financial administration and related services described in the Agreement to the Funds. This Amendment is an amendment to the Agreement.

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	The first sentence of Section 3.A of the Agreement is hereby deleted in its entirety and replaced with the following: The revised term of this Agreement shall commence on January 1, 2022 and continue for a period expiring on December 31, 2025 and then for subsequent five (5) year periods (each such period, a “Renewal Term”).

2.	Section 3.B(v) of the Agreement is hereby deleted in its entirety and replaced with the following: (v) Acquisition by the Funds: Beginning on January 1, 2024, the Funds may terminate this Agreement with at least 120 days written notice if at a point in time on or after January 1, 2024 the Funds’ investment adviser or one of its affiliates (together, the “Acquiring Entity”) acquires another investment adviser and/or one of its affiliates (together, the “Acquired Entity”) and, in connection with such transaction, the Acquiring Entity acquires or sponsors any complex of registered investment companies serviced or managed by the Acquired Entity, provided that BNYM is included in any request for proposal process to provide fund accounting, financial administration and related services (“Administration Services”) to the registered investment companies managed or sponsored by the Acquiring Entity; provided further that the Administration Services that are subject to the request for proposal process are substantially similar to the services provided under this Agreement. For avoidance of doubt, the Acquiring Entity is required to consider BNYM’s request for proposal response in good faith, but the Acquiring Entity is not obligated to select BNYM.

3.	The third sentence of Section 3.D of the Agreement is hereby deleted in its entirety and replaced with the following: The Stated Percentage shall be: (i) 18% during the first three years of the Renewal Term ended December 31, 2025; and (ii) inapplicable thereafter.

4.	A new Section 10.B of the Agreement is hereby added which shall contain the same language as set forth in Section 10.B of the original version of the Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014, a new Section 10.D of the Agreement is hereby added which shall contain the same language as set forth in Section 10.D of the original version of the Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014, and a new Section 10.C of the Agreement is hereby added as follows: Upon and subject to payment of any undisputed and unpaid amounts owed to BNYM under this Agreement, BNYM may at its option at any time after termination or expiration of this Agreement, and shall promptly upon a Fund’s demand or upon termination or expiration of this Agreement, turn over to the Fund or its designated agent, and cease to retain in BNYM’s files, any Records created and maintained by BNYM pursuant to this Agreement which are no longer needed by BNYM in the performance of the Services or for its legal protection. If not so turned over to the Fund, such Records will be retained by BNYM, at the expense of the Fund (which shall be equal to the actual costs incurred by BNYM), for at least seven (7) calendar years from the year of creation or for such other period of time as is required under applicable law. At the end of such period, such Records will be turned over to the Fund unless the Fund authorizes in writing the destruction or permanent deletion of such Records. If requested by the Fund, BNYM shall provide evidence of such destruction or permanent deletion. For the avoidance of doubt, BNYM shall be permitted to retain all or any portion of the information and retain any digital backup copies created through automated system processes, in accordance with the confidentiality obligations specified in this Agreement for as long as the information is retained, to the extent required by any applicable law, regulation, supervisory or regulatory body or BNYM’s internal compliance requirements.

5.	A new Section 10.E of the Agreement is hereby added as follows: E. Each Fund acknowledges for itself and its users that certain information provided by BNYM on its websites may be protected by copyrights, trademarks, service marks and/or other intellectual property rights, and as such, agrees that all such information provided is for the sole and exclusive use of such Fund and its users. Certain information provided by BNYM is supplied to BNYM pursuant to third party licensing agreements which restrict the use of such information and protect the proprietary rights of the appropriate licensor (“Licensor”) with respect to such information. Therefore, each Fund, on behalf of itself and its users, further agrees not to disclose, disseminate, reproduce, redistribute or republish information provided by BNYM on its websites in any way without the express written permission of BNYM and the Licensor.

6.	A new Section 11.D of the Agreement is hereby added as follows: D. Notwithstanding the other provisions of this Agreement, BNYM may (a) use a Fund’s Confidential Information in connection with certain functions performed on a centralized basis by BNYM, its affiliates and joint ventures and their service providers (including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, compilation and analysis of customer-related data and storage); (b) disclose such information to its affiliates and joint ventures and to its and their service providers who are subject to reasonable confidentiality obligations in accordance with applicable law and regulations; and (c) securely store in a manner consistent with applicable laws and regulations the names and business contact information of a Fund’s employees and representatives relating to this Agreement on the systems or in the records of BNYM’s affiliates and joint ventures and its and their service providers; and (d) aggregate information regarding the Funds on an anonymized basis with other similar client data for BNYM’s and its affiliates’ reporting, research, product development and distribution, and marketing purposes (for clarity, the Funds will not be charged by BNYM for such aggregation or use by BNYM or BNYM’s affiliates, unless agreed to in writing by a Fund). For clarity, the foregoing provisions of this Section 11.D do not relate to nonpublic personal information or authorize BNYM to utilize nonpublic personal information in a way that would violate any applicable federal and state privacy laws and regulations.
7.	A new final sentence of Section 17 of the Agreement is hereby added as follows: Each of the parties to this Agreement expressly and irrevocably waives, to the fullest extent permitted by applicable law, any right to a jury trial with respect to all suits and proceedings arising out of or relating to this Agreement.

8.	Section 4 of Amendment No. 1 to the Agreement (dated July 1, 2017) is hereby deleted in its entirety and replaced with the following: BNYM shall perform penetration testing activities on its systems related to the Services provided hereunder, at least annually, as part of its information security policies and procedures. The Funds agree and understand that BNYM does not guarantee that the penetration testing activities will detect all security weaknesses, potential security problems or potential breaches. BNYM will provide the Funds with a certification confirming the completion of the testing promptly after it is complete. BNYM will at its own cost remediate identified security vulnerabilities in accordance with its information security program.

9.	Section 7 of Amendment No. 1 to the Agreement (dated July 1, 2017) is hereby deleted in its entirety and replaced with the following: Annually, upon the Funds’ request, BNYM will confirm in writing completion of its ISO 27001 certification.

10.	Section 9 of Amendment No. 1 to the Agreement (dated July 1, 2017) is hereby deleted in its entirety and the first sentence of Section 16.A of the Agreement is hereby deleted in its entirety and replaced with the following: In performing the Services, BNYM shall comply with all laws, rules and regulations in connection with this Agreement to which BNYM is subject and with such standards as may be imposed on BNYM by law and by the requirements of all regulatory authorities.

11.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

12.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the governing body of the Funds.

(d)	This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	/s/ Chris Healy
Name:	Christopher Healy
Title:	Managing Director

DELAWARE GROUP ADVISER FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP CASH RESERVE, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS I, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS II, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS IV, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS V, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP FOUNDATION FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP INCOME FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP STATE TAX-FREE INCOME TRUST, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP TAX-FREE FUND, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, on behalf of its Portfolios identified on Schedule A

VOYAGEUR INSURED FUNDS, on behalf of its Portfolios identified on Schedule A

VOYAGEUR INTERMEDIATE TAX FREE FUNDS, on behalf of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS, on behalf of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS II, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP GOVERNMENT FUND, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP LIMITED- TERM GOVERNMENT FUNDS,

on behalf of its Portfolios identified on Schedule A

DELAWARE POOLED TRUST, on behalf of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS III, on behalf of its Portfolios identified on Schedule A

VOYAGEUR TAX FREE FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE VIP TRUST, on behalf of its Portfolios identified on Schedule A

IVY FUNDS, on behalf of its Portfolios identified on Schedule A

IVY VARIABLE INSURANCE PORTFOLIOS, on behalf of its Portfolios identified on Schedule A

INVESTED PORTFOLIOS, on behalf of its Portfolios identified on Schedule A

DELAWARE INVESTMENTS COLORADO MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS NATIONAL MUNICIPAL INCOME FUND

DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

DELAWARE IVY HIGH INCOME OPPORTUNITIES FUND

DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

By: /s/ Daniel V. Geatens
Name:	Daniel V Geatens
Title:	Senior Vice President

Schedule A

The following Funds and its Portfolios and share classes are covered by, and made parties to, the Agreement as of the date first written above.

Registrant, Name of Portfolio and Share Class
Delaware Group® Adviser Funds Delaware Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Group® Cash Reserve Delaware Investments Ultrashort Fund – Class A, Class C, Class L, and Institutional Class Shares
Delaware Group® Equity Funds I Delaware Mid Cap Value Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Group® Equity Funds II Delaware Value® Fund – Class A, Class C, Class R, Class R6, Class T, and Institutional Class Shares

Delaware Group® Equity Funds IV

Delaware Healthcare Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Small Cap Growth Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Smid Cap Growth Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Covered Call Strategy Fund – Class A, Class R6, and Institutional Class Shares

Delaware Equity Income Fund – Class A, Class R6, and Institutional Class Shares

Delaware Global Equity Fund – Class A, Class R6, and Institutional Class Shares

Delaware Growth and Income Fund – Class A, Class R6, and Institutional Class Shares

Delaware Growth Equity Fund – Class A, Class R6, and Institutional Class Shares

Delaware Hedged U.S. Equity Opportunities Fund – Class A, Class R6, and Institutional Class Shares

Delaware Opportunity Fund – Class A, Class R6, and Institutional Class Shares

Delaware Premium Income Fund – Class A, Class R6, and Institutional Class Shares

Delaware Total Return Fund – Class A, Class R6, and Institutional Class Shares

Delaware Group® Equity Funds V

Delaware Small Cap Core Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Small Cap Value Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Wealth Builder Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Foundation Funds Delaware Strategic Allocation Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Global & International Funds

Delaware Emerging Markets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware International Small Cap Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware International Value Equity Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Government Fund

Delaware Emerging Markets Debt Corporate Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Strategic Income Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Income Funds

Delaware Corporate Bond Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Extended Duration Bond Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Floating Rate Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware High-Yield Opportunities Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Group® Limited-Term Government Funds

Delaware Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Tax-Free New Jersey Fund – Class A and Institutional Class Shares

Delaware Tax-Free Oregon Fund – Class A and Institutional Class Shares

Delaware Group® State Tax-Free Income Trust Delaware Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund Delaware Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares Delaware Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares

Delaware Pooled® Trust

Macquarie Emerging Markets Portfolio – DPT Class

Macquarie Emerging Markets Portfolio II – DPT Class

Macquarie Labor Select International Equity Portfolio – DPT Class

Delaware Global Listed Real Assets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

(formerly, Delaware REIT Fund)

Delaware VIP® Trust

Delaware VIP® Emerging Markets Series – Standard Class Shares and Service Class Shares

Delaware VIP® Small Cap Value Series – Standard Class Shares and Service Class Shares

Delaware VIP® Equity Income Series – Standard Class Shares

Delaware VIP® Fund for Income Series – Standard Class Shares

Delaware VIP® Growth and Income Series – Standard Class Shares

Delaware VIP® Growth Equity Series – Standard Class Shares

Delaware VIP® International Series – Standard Class Shares and Service Class Shares

Delaware VIP® Investment Grade Series – Standard Class Shares and Service Class Shares

Delaware VIP® Limited Duration Bond Series – Standard Class Shares

Delaware VIP® Opportunity Series – Standard Class Shares

Delaware VIP® Special Situations Series – Standard Class Shares

Delaware VIP® Total Return Series – Standard Class Shares and Service Class Shares

Ivy Funds

Delaware Ivy Accumulative Fund – Class A, Class B, Class C, Institutional Class, Class R6

Delaware Ivy Multi-Asset Income Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Strategic Income Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Asset Strategy Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Balanced Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy California Municipal High Income Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Cash Management Fund – Class A, Class B, and Class C

Delaware Ivy Core Equity Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Corporate Bond Fund – Class A, Class B, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Crossover Credit Fund – Class A, Institutional Class, Class R6, and Class Y

Delaware Ivy Systematic Emerging Markets Equity Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Energy Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Global Bond Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Global Equity Income Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Global Growth Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Government Money Market Fund – Class A, Class B, Class C, Class E, and Class R6

Delaware Ivy Government Securities Fund – Class A, Class B, Class C, Institutional Class, and Class R6

Delaware Ivy High Income Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy International Core Equity Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy International Small Cap Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Large Cap Growth Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6,

Class R, and Class Y

Delaware Ivy LaSalle Global Real Estate Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Limited-Term Bond Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Managed International Opportunities Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Mid Cap Growth Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Mid Cap Income Opportunities Fund – Class A, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Municipal Bond Fund – Class A, Class B, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Municipal High Income Fund – Class A, Class B, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Natural Resources Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Emerging Markets Local Currency Debt Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Total Return Bond Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy High Yield Fund – Class A, Institutional Class, and Class R6

Delaware Ivy ProShares Interest Rate Hedged High Yield Index Fund – Class A, Class E, Institutional Class, and Class R

Delaware Ivy ProShares MSCI ACWI Index Fund – Class A, Class E, and Institutional Class

Delaware Ivy ProShares Russell 2000 Dividend Growers Index Fund – Class A, Class E, Institutional Class, and Class R6

Delaware Ivy ProShares S&P 500 Bond Index Fund – Class A, Class E, Institutional Class, and Class R

Delaware Ivy S&P 500 Dividend Aristocrats Index Fund – Class A, Class E, Institutional Class, Class R6, and Class R

Delaware Ivy International Value Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Science and Technology Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Securian Core Bond Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Smid Cap Core Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Small Cap Growth Fund – Class A, Class B, Class C, Class E, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Value Fund – Class A, Class B, Class C, Institutional Class, Class R6, Class R, and Class Y

Delaware Ivy Wilshire Global Allocation Fund – Class A, Class B, Class C, Institutional Class, Class R6

Ivy Variable Insurance Portfolios

Delaware Ivy VIP Asset Strategy – Class I and Class II Shares

Delaware Ivy VIP Balanced – Class II Shares

Delaware Ivy VIP Core Equity – Class II Shares

Delaware Ivy VIP Corporate Bond – Class II Shares

Delaware Ivy VIP Energy – Class I and Class II Shares

Delaware Ivy VIP Global Bond – Class II Shares

Delaware Ivy VIP Global Equity Income – Class II Shares

Delaware Ivy VIP Global Growth – Class II Shares

Delaware Ivy VIP Government Money Market – Class II Shares

Delaware Ivy VIP Growth – Class II Shares

Delaware Ivy VIP High Income – Class I and Class II Shares

Delaware Ivy VIP International Core Equity – Class II Shares

Delaware Ivy VIP Limited-Term Bond – Class II Shares

Delaware Ivy VIP Mid Cap Growth – Class I and Class II Shares

Delaware Ivy VIP Natural Resources – Class II Shares

Delaware Ivy VIP Pathfinder Aggressive – Class II Shares

Delaware Ivy VIP Pathfinder Conservative – Class II Shares

Delaware Ivy VIP Pathfinder Moderate – Class II Shares

Delaware Ivy VIP Pathfinder Moderate – Managed Volatility – Class II Shares

Delaware Ivy VIP Pathfinder Moderately Aggressive – Class II Shares

Delaware Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility – Class II Shares

Delaware Ivy VIP Pathfinder Moderately Conservative – Class II Shares

Delaware Ivy VIP Pathfinder Moderately Conservative – Managed Volatility – Class II Shares

Delaware Ivy VIP Science and Technology – Class I and Class II Shares

Delaware Ivy VIP Securian Real Estate Securities – Class II Shares

Delaware Ivy VIP Smid Cap Core – Class II Shares

Delaware Ivy VIP Small Cap Growth – Class I and Class II Shares

Delaware Ivy VIP Value – Class II Shares

InvestEd Portfolios

InvestEd 90 Portfolio

InvestEd 80 Portfolio

InvestEd 70 Portfolio

InvestEd 60 Portfolio

InvestEd 50 Portfolio

InvestEd 40 Portfolio

InvestEd 30 Portfolio

InvestEd 20 Portfolio

InvestEd 10 Portfolio

InvestEd 0 Portfolio

Voyageur Insured Funds Delaware Tax-Free Arizona Fund – Class A, Class C, and Institutional Class Shares
Voyageur Intermediate Tax Free Funds Delaware Tax-Free Minnesota Intermediate Fund – Class A, Class C, and Institutional Class Shares

Voyageur Mutual Funds

Delaware Minnesota High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares Delaware National High-Yield Municipal Bond Fund – Class A, Class C, and Institutional Class Shares Delaware Tax-Free California Fund – Class A, Class C, and Institutional Class Shares Delaware Tax-Free Idaho Fund – Class A, Class C, and Institutional Class Shares

Delaware Tax-Free New York Fund – Class A, Class C, and Institutional Class Shares

Voyageur Mutual Funds II Delaware Tax-Free Colorado Fund – Class A, Class C, and Institutional Class Shares
Voyageur Mutual Funds III Delaware Select Growth Fund – Class A, Class C, Class R, and Institutional Class Shares

Voyageur Tax Free Funds Delaware Tax-Free Minnesota Fund – Class A, Class C, and Institutional Class Shares
Delaware Enhanced Global Dividend and Income Fund – Common Shares
Delaware Investments Dividend and Income Fund, Inc. – Common Shares
Delaware Investments Colorado Municipal Income Fund, Inc. – Common Shares and Preferred Shares
Delaware Investments Minnesota Municipal Income Fund II, Inc. – Common Shares and Preferred Shares
Delaware Investments National Municipal Income Fund – Common Shares and Preferred Shares
Delaware Ivy High Income Opportunities Fund – Common Shares and Preferred Shares